UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2004 (January 29, 2004)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-41863	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On January 29, 2004, National Health Investors, Inc. made its year end earnings announcement. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By:/s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: January 30, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated January 29, 2004

EXHIBIT 99

For Release: January 29, 2004

Contact: Gerald Coggin VP and Dir. of Investor Relations

Phone: (615) 890-9100

NHI announces 2003 year end results

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI and NHIPr) announced income from continuing operations for the year ended Dec. 31, 2003 of $43,624,000 or $1.57 per common share, basic and $1.56 per common share, diluted, compared to income from continuing operations of $25,521,000 or 90 cents per common share, basic and diluted for 2002.

Net income for the year ended Dec. 31, 2003 was $43,808,000 or $1.58 per common share, basic and $1.57 per common share, diluted, compared to net income of $30,787,000 or $1.10 per common share, basic and diluted for 2002.

Funds from operations ("FFO") from continuing operations for the year ended Dec. 31, 2003 were $57,088,000 or $2.14 per common share basic, and $57,237,000 or $2.12 per common share, diluted, compared to $39,475,000 or $1.49 per common share, basic, and $39,776,000 or $1.48 per common share , diluted, for 2002.

Income from continuing operations for the fourth quarter ended Dec. 31, 2003 was $9,927,000 or 35 cents per common and diluted share compared to a loss from continuing operations of $4,782,000 or 20 cents per common share, basic and diluted for 2002.

Net income for the fourth quarter ended Dec. 31, 2003 was $9,817,000 or 35 cents per common share, basic and diluted, compared to a net loss of $4,892,000 or 20 cents per common share, basic and diluted for 2002.

Funds from continuing operations for the fourth quarter ended Dec. 31, 2003 were $13,319,000 or 50 cents per common share basic, and $13,353,000 or 49 cents per common share, diluted, compared to funds applied to operations of $1,179,000 or 4 cents per common share, basic and diluted for 2002.

Income and FFO during the quarter ended Dec. 31, 2003 included additional mortgage interest income of $1,465,000 compared to the previous quarter from our real estate mortgage investment conduits. Separately, NHI recorded a loss of $2,000,000 on a first mortgage loan writedown. The net effect of these items was a decline in income and FFO of $535,000 or two cents per share, basic and diluted for the fourth quarter.

"At December 31, 2003, cash and marketable securities totaled approximately 74% of total debt outstanding," said President Andy Adams. "Even with this unsurpassed liquidity, our debt to capitalization ratio declined to 28.5%, the lowest level in our 12 year history."

NHI will hold its annual meeting on April 20 at 4:00 p.m. Central Time.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common and preferred stocks of the company trade on the New York Stock Exchange with the symbols NHI and NHIPr respectively. Additional information including NHI's most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.

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Page 2 NHI's year end results

Condensed Statements of Income
(in thousands except share and per share	Three Months Ended December 31	Year Ended December 31
	2003	2002	2003	2002
Revenues:
Mortgage interest income	$6,151	$4,925	$21,046	$29,891
Rental income	11,934	11,690	56,243	47,737
Facility operating revenues	20,335	17,959	79,272	73,006
Investment interest and other	1,344	1,640	5,931	6,655
	$39,764	$36,214	$162,492	$157,289
Expenses:
Interest	$3,239	$4,020	$13,840	$17,000
Depreciation of real estate	3,789	4,000	15,053	15,543
Amortization of loan costs	37	128	297	738
Facility operating expenses	19,210	18,266	76,132	72,017
Loan, realty & security loss	2,234	13,555	9,134	23,055
Legal expense	286	152	729	652
Franchise and excise tax	20	(26)	548	337
General and administrative	1,022	901	3,135	2,426
	$29,837	$40,996	$118,868	$131,768

Income (Loss) From Continuing Operations	$9,927	$(4,782)	$43,624	$25,521
Discontinued Operations
Operating Income (Loss) - Discontinued	(110)	(110)	(1,351)	183
Net gain on sale of real estate	---	---	1,535	5,083
	$(110)	$(110)	$184	$5,266

Net Income (Loss)	$9,817	$(4,892)	$43,808	$30,787
Dividends to preferred stockholders	397	397	1,589	1,589
Net income (loss) applicable to common	$9,420	$(5,289)	$42,219	$29,198

Income (Loss) from continuing operations per common share
Basic	$.35	$(.20)	$1.57	$.90
Diluted	$.35	$(.20)	$1.56	$.90
Discontinued operations per common
Basic	$.00	$.00	$.01	$.20
Diluted	$.00	$.00	$.01	$.20
Net income (loss) per common share
Basic	$.35	$(.20)	$1.58	$1.10
Diluted	$.35	$(.20)	$1.57	$1.10

Funds from(to) operations
Basic	$13,319	$(1,179)	$57,088	$39,475
Diluted	$13,353	$(1,179)	$57,237	$39,776
Funds from (to) operations per common share
Basic	$.50	$(.04)	$2.14	$1.49
Diluted	$.49	$(.04)	$2.12	$1.48
Weighted average common shares outstanding
Basic	26,766,300	26,648,319	26,727,814	26,453,053
Diluted	27,026,532	26,648,31	26,985,571	26,853,420

Dividends per common share	$.50	$.35	$1.70	$1.40

Balance Sheet Data
(in thousands)	Dec. 31	Dec. 31
	2003	2002
Real estate properties, net	$289,465	$304,394
Mortgages receivable, net	149,892	201,236
Preferred stock investment	38,132	38,132
REMIC investments	16,043	36,366
Cash and marketable securities	120,522	58,825
Debt and credit facilities	162,100	161,763
Convertible debt	1,351	41,633
Stockholders' equity	409,644	400,429

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Page3 NHI's Year End Results

Reconciliation of Funds From Operations (1)

The following table reconciles net income applicable to common stockholders to funds from operations applicable to common stockholders:

(in thousands, except share and per share amounts)

Three Months Ended Dec.	Year Ended Dec. 31
	2003	2002	2003	2002

Net income (loss) applicable to common	$9,420	$(5,289)	$42,219	$29,198
Adjustments:
Real estate depreciation	3,789	4,000	15,053	15,543
Other Items:
Discontinued operations:
Operating (Income) loss - discontinued	110	110	1,351	(183)
(Gain) loss on sale of real estate	---	---	(1,535)	(5,083)
Basic funds from (to) operations applicable to
common stockholders	13,319	(1,179)	57,088	39,475

Interest on convertible subordinated debentures	34	---	149	301

Diluted funds from (to) operations applicable to
common stockholders	$13,353	$(1,179)	$57,237	$39,776

Basic funds from (to) operations per share	$.50	$(.04)	$2.14	$1.49
Diluted funds from (to) operations per share	$.49	$(.04)	$2.12	$1.48

Shares for basic funds from operations per share	26,766,300	26,648,319	26,727,814	26,453,053
Shares for diluted funds from operations per share	27,026,532	26,648,319	26,985,571	26,853,420

(1) We believe that funds from operations is an important supplemental measure of operating performance. We, therefore, disclose funds from operations, although it is a measurement that is not defined by accounting principles generally accepted in the United States. We generally use the National Association of Real Estate Investment Trusts (NAREIT) measure of funds from operations. We define funds from operations as income before extraordinary items adjusted for certain non-cash items, primarily real estate depreciation, less gains/losses on sales of facilities. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Funds from operations does not represent cash generated from operating activities as defined by accounting principles generally accepted in the United States (funds from operations does not include changes in operating assets and liabilities) and, therefore, should not be considered as an alternative to net income as the primary indicator of operating performance or to cash flow as a measure of liquidity.

(2)We have complied with the SEC's interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO. The SEC's position is that recurring impairments on real property are not an appropriate adjustment.

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Page 4 NHI's Year End Results

National Health Investors, Inc. Portfolio Summary December 31, 2003
Portfolio Statistics	Investment Percentage
	Properties	Investment
Equity Ownership	94	289,465,000	64%
Mortgage Loan Receivables	73	161,342,000	36%
Total Real Estate Portfolio	167	450,807,000	100%

Equity Ownership	Properties	Beds	Investments
Nursing Homes	68	9,142	$186,110,000
Assisted Living	16	1,350	72,701,000
Medical Office Buildings	4	124,427 sq.ft.	11,335,000
Retirement Homes	5	471	11,334,000
Hospitals	1	55	7,985,000
	94		$289,465,000

Mortgage Loan Receivables	Properties	Beds	Investments
Nursing Homes	50	5,512	$132,376,000
Assisted Living	2	156	6,164,000
Retirement Homes	1	60	2,185,000
Developmentally Disabled	17	108	4,574,000
	70		$145,299,000
Remic	3	390	9,697,000
Remic II Investment		2,313	6,346,000
Total Mortgage Portfolio	73		$161,342,000

Summary of Facilities by Type:
		Percentage of	Total
	Properties	Total Dollars	Dollars
Nursing Homes	121	74.21%	$334,529,000
Assisted Living	18	17.49%	78,865,000
Medical Office Buildings	4	2.51%	11,335,000
Retirement Homes	6	3.00%	13,519,000
Hospitals	1	1.77%	7,985,000
Developmentally Disabled	17	1.01%	4,574,000
	167	100.00%	$450,807,000

Portfolio by Operator Type
	# of	Percentage of	Total

Public	98	47.79%	$215,443,000
Regional	56	43.58%	196,455,000
Small Operator	13	8.63%	38,909,000
	167	100.00%	$450,807,000

Public Operators:
Percentage Of Total Portfolio	Dollar Amount

National HealthCare Corp.	13.41%	$60,457,000
National Health Investors, Inc.	5.04%	22,735,000
Community Health Systems, Inc.	3.26%	14,676,000
Sunrise Senior Living Services	3.13%	14,132,000
Mariner Post Acute Network	2.48%	11,197,000
Sun Healthcare	2.10%	9,454,000
HCA-The Healthcare Company	1.03%	4,644,000
Res-Care, Inc.	1.01%	4,574,000
Centennial HealthCare Corp.	0.08%	382,000
	31.55%	$142,251,000

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Page 5 NHI's Year End Results

Summary of Facilities by State December 31, 2003
										Percent of
			Acute		Dev.	Asst.	Retire-		Current	Total
		LTC	Care	MOB	Disab.	Living	ment	Total	Amount	Portfolio
1	Florida	20		1	14	7		42	117,972,000	26.17%
2	Texas	28		2		1	1	32	98,838,000	21.92%
3	Tennessee	21			3	3	2	29	39,558,000	8.77%
4	Missouri	9					1	10	27,388,000	6.08%
5	New Jersey	2				1		3	26,844,000	5.95%
6	Arizona	1				4		5	19,556,000	4.34%
7	Virginia	7						7	19,347,000	4.29%
8	New Hampshire	3					1	4	17,192,000	3.81%
9	Georgia	7						7	17,082,000	3.79%
10	Massachusetts	4						4	12,479,000	2.77%
11	Kansas	7						7	11,639,000	2.58%
12	Kentucky	3	1					4	9,438,000	2.09%
13	South Carolina	3				1		4	8,655,000	1.91%
14	Idaho	1					1	2	5,713,000	1.27%
15	Colorado	1						1	3,735,000	0.83%
16	Alabama	2						2	2,512,000	0.56%
17	North Carolina	0				1		1	2,011,000	0.45%
18	Illinois	0		1				1	1,636,000	0.36%
19	Wisconsin	1						1	1,441,000	0.32%
20	Washington	1						1	1,425,000	0.32%
		121	1	4	17	18	6	167	444,461,000	98.59%

Remic II	6,346,000	1.41%
450,807,000	100.00%